Exhibit 1.2

Armstrong World Industries, Inc.

Debt Underwriting Agreement Standard Provisions

From time to time, Armstrong World Industries, Inc., a Pennsylvania corporation (the “Company”), and the Guarantors (as defined in Section 20 hereof) may enter into one or more underwriting agreements in the Form of Annex A hereto that incorporate by reference these Standard Provisions (collectively with these Standard Provisions, an “Underwriting Agreement”) and that provide for the sale of the securities designated in such Underwriting Agreement (the “Securities”) to the Underwriters named therein (the “Underwriters”), for whom the Underwriters named therein shall act as representatives (the “Representatives”). The Underwriting Agreement, including these Standard Provisions, is sometimes referred to herein as this “Agreement”. The Securities will be issued pursuant to an Indenture dated as of [—], 20[12] (the “Indenture”) between the Company, the Guarantors and [—], as trustee (the “Trustee”).

1. Representations and Warranties. The Company and each of the Guarantors, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which will be set forth in Schedule I to the Underwriting Agreement) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) The Disclosure Package, as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) At the time of filing the Registration Statement, and on the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) and otherwise in accordance with Rules 456(b) and 457(r).

(e) At the earliest time after the filing of the Registration Statement that the Company, any Guarantor or other offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities, neither the Company nor any Guarantor was or is an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company or any Guarantor be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus and any final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. The terms of this Agreement, the Securities and the Indenture conform or will conform as to legal matters to the description thereof contained in the Registration Statement, any final term sheet prepared and filed pursuant to Section 5(b) hereto and the Final Prospectus (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus (as defined below)).

(g) Neither the Company nor any Guarantor is, nor after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus will be, an “investment company” as defined in the Investment Company Act.

(h) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(i) None of the Company or its subsidiaries has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company or such Guarantor, as the case may be (except as contemplated in this Agreement).

(j) Neither the Company nor the Guarantors have taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing as a corporation, limited liability company or other entity in good standing under the laws of the jurisdiction in which it is formed with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification, except for such jurisdictions where the failure to so qualify or to be in good standing would not result in a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(l) The statements in the Preliminary Prospectus and the Final Prospectus listed in the Underwriting Agreement fairly summarize the matters therein described in all material respects.

(m) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors; the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company and each of the Guarantors, will constitute a legal, valid, binding instrument enforceable against the Company and each of the Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Company and each of the Guarantors and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(n) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture, except such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold.

(o) None of the execution and delivery of the Indenture or this Agreement, the issuance and sale of the Securities, or the consummation of any other of the transactions herein, or the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to (i) the charter or by-laws or comparable constituting documents of the Company or its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties, except in the case of clause (ii) and (iii) for any such conflict, breach, violation or imposition as would not result in a Material Adverse Effect.

(p) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company, as the case may be, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the selected financial data set forth in the Preliminary Prospectus and the Final Prospectus under the captions listed in the Underwriting Agreement fairly present, on the basis stated in the Preliminary Prospectus and the Final Prospectus, the information included or incorporated by reference therein. Each of the Guarantors is a wholly-owned subsidiary of the Company.

(q) Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the Indenture or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect.

(r) Except as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), each of the Company or its subsidiaries owns or leases all such properties as are necessary to the conduct of its or their operations as presently conducted except where the failure to so own or lease properties would not have a Material Adverse Effect.

(s) None of the Company or its subsidiaries is in violation or default of (i) any provision of its respective charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order, decree or requirement applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its respective properties, as applicable, except, with respect to clauses (ii) and (iii), as would not result in a Material Adverse Effect.

(t) The Company and the Guarantors taken as a whole are, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person is not engaged in any business or transaction, nor proposes to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such person is engaged.

(u) The auditors specified in the Underwriting Agreement, who have certified certain financial statements of the Company and/or its consolidated subsidiaries and delivered their reports with respect to the audited consolidated financial statements and schedules included, incorporated by reference and/or reflected in the Disclosure Package and the Final Prospectus, are an independent registered public accounting firm with respect to the Company within the meaning of the Act.

(v) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(w) Except as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the Company and each of its subsidiaries (i) has timely filed all applicable tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto)) and all such tax returns are correct and complete in all material respects, and (ii) has timely paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax or assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(x) Except as would not have a Material Adverse Effect, and except as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), no labor problem or dispute with the employees of the Company or its subsidiaries exists or to the Company’s knowledge is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers.

(y) Except as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), each of the Company and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.

(z) Except as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(aa) Except as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the Company and its subsidiaries have such permits, licenses, franchises, certificates, consents, orders and other approvals or authorizations of any governmental or regulatory authority (“Permits”), as are necessary under applicable law to own their properties and to conduct their respective businesses in the manner described in the Disclosure Package and the Final Prospectus, except to the extent that the failure to have such Permits would not reasonably be expected to have a Material Adverse Effect. Except as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), (i) the Company and its respective subsidiaries have performed all their material obligations with respect to the Permits, (ii) to the best knowledge of the Company, no event has occurred that allows, or after notice or lapse of time would reasonably be expected to result in, the revocation or termination thereof or in any other material impairment of the rights of the holder of any such Permit, and (iii) none of the Company or any of its subsidiaries has received any written notice of proceedings or potential proceedings relating to the revocation or termination of the Permits, except to the extent that any such failure to perform, revocation, termination, impairment or proceedings would not have a Material Adverse Effect.

(bb) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its consolidated subsidiaries’ internal controls over financial reporting were effective as of the December 31st prior to the date of the Underwriting Agreement and are effective as of the date hereof. The Company is not aware of any material weakness in its or its consolidated subsidiaries’ internal control over financial reporting.

(cc) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(dd) Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the Company and each of its subsidiaries (i) is in compliance with any and all applicable statutes, laws, rules, regulations, judgments, orders, decrees or requirements relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) has received and is in compliance with all Permits required of them under applicable Environmental Laws to conduct their respective businesses; (iii) has not received notice of any actual or potential liability under any Environmental Law and has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; (iv) has in its reasonable judgment, concluded that there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) and, (v) is not aware of the presence, spill, discharge, disposal or release of or exposure to hazardous or toxic substances, materials or wastes relating to their properties or operations that would require investigation or remediation pursuant to any Environmental Laws, except, for each of clause (i), (ii), (iii), (iv) and (v) above, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ee) The subsidiaries listed on Schedule V to the Underwriting Agreement attached hereto are the only “significant subsidiaries” of the Company as defined in Rule 1-02 of Regulation S-X (the “Significant Subsidiaries”).

(ff) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other U.S. federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or its subsidiaries that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or its subsidiaries that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) for the current fiscal year of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or its subsidiaries, related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or its subsidiaries may have any liability.

(gg) To the knowledge of the Company and the Guarantors, none of the Company or its subsidiaries, or any director, officer, agent, employee or Affiliate of the Company or its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and to the knowledge of the Company and the Guarantors, each of the Company and its subsidiaries and Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(hh) To the knowledge of the Company and the Guarantors, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and anti-money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and the Guarantors, threatened.

(ii) To the knowledge of the Company and the Guarantors, none of the Company or its subsidiaries, or any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jj) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk) Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the Company and its subsidiaries own, possess, have the right to use, or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, except for such failures to so own, possess or have the right to use or acquire such Intellectual Property Rights which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and have not received any notice of infringement of, or conflict with, asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ll) Except as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), any final term sheet prepared and filed pursuant to Section 5(b) hereto and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(mm) Except as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), any final term sheet prepared and filed pursuant to Section 5(b) hereto and the Final Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company, its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the execution and delivery of this Agreement and the issuance and sale of the Securities.

Any certificate signed by any officer of the Company or any of the Guarantors and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or such Guarantor, as the case may be, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I to the Underwriting Agreement the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II to the Underwriting Agreement.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I to the Underwriting Agreement or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Company and each of the Guarantors, jointly and severally, agree with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto (if required), shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV to the Underwriting Agreement and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with the use or delivery of the Final Prospectus, the Company and the Guarantors will promptly (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use their best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) The Company and the Guarantors will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company and the Guarantors will pay the expenses of printing or other production of all documents relating to the offering.

(g) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Representatives under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III to the Underwriting Agreement and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) Neither the Company nor any of the Guarantors will, without the prior written consent of the Representatives, directly or indirectly, (i) offer, sell, contract to sell, pledge, or otherwise dispose of, (ii) enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or Guarantor or any Affiliate of the Company or Guarantor or any person in privity with the Company or Guarantor or any Affiliate of the Company or Guarantor of, (iii) file (or participate in the filing of) a registration statement with the Commission in respect of or (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position, within the meaning of Section 16 of the Exchange Act, of, any debt securities issued or guaranteed by the Company or guarantees issued by the Guarantors (in each case, other than the Securities) or publicly announce an intention to effect any such transaction, until the Closing Date.

(j) Neither the Company nor any of its subsidiaries will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or the Guarantors to facilitate the sale or resale of the Securities.

(k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on a securities exchange, if any is specified in the Disclosure Package or Final Prospectus; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their respective obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company and the Guarantors, to furnish to the Representatives its opinion and 10b-5 statement, dated the Closing Date and addressed to the Representatives, in substantially the form of Annex B hereto.

(c) The Company shall have requested and caused Mark A. Hershey, General Counsel of the Company, to furnish to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, in substantially the form of Annex C hereto.

(d) The Representatives shall have received from the firm listed in the underwriting agreement as counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company, and with respect to (i) and (iii) below, each Guarantor shall have furnished to the Representatives a certificate of the Company, signed by (x) the Chief Executive Officer and (y) the Chief Financial Officer of the Company and an executive officer of such Guarantor, respectively, each dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, and this Agreement and that to the best of their knowledge:

(i) the representations and warranties of the Company and the Guarantors in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and each Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Guarantors or their respective subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(f) At the Execution Time and at the Closing Date, the Company shall have requested and caused KPMG LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date in form and substance satisfactory to the Representatives.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any adverse change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of the underwriters’ counsel set forth in the Underwriting Agreement, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint and several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor any Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company and Guarantors by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company and Guarantors may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each Guarantor, each of their directors, each of their officers, and each person who controls the Company or such Guarantor, respectively, within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and each Guarantor to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company and the Guarantors by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Guarantor acknowledges that the statements set forth in the Underwriting Agreement constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Guarantors and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, any Guarantor and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company or such Guarantor on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantors and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or such Guarantor on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Guarantors on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or any Guarantor within the meaning of either the Act or the Exchange Act and each officer and director of the Company or any Guarantor shall have the same rights to contribution as the Company or such Guarantor, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II to the Underwriting Agreement bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II to the Underwriting Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Company or the Guarantors. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or the Guarantors and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of, and payment for, the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantors or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or the Guarantors or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or sent by facsimile transmission to (a) the Representatives at the address and facsimile details set forth in Schedule I of the Underwriting Agreement and (b) Underwriter’s counsel at the address and facsimile details set forth in Schedule I of the Underwriting Agreement; or, if sent to the Company and/or the Guarantors, will be mailed, delivered or sent by facsimile transmission to Armstrong World Industries, Inc., (facsimile no.: (717) 396-6133) and confirmed to the Company at Armstrong World Industries, Inc., 2500 Columbia Avenue, P.O. Box 3001, Lancaster, Pennsylvania, Attention: Mark A. Hershey, with a copy to Cleary Gottlieb Steen & Hamilton LLP, Attention: David Lopez, Esq. (facsimile no.: (212) 225-2632) and confirmed to Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company and each of the Guarantors hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Underwriters and any Affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principals and not as agents or fiduciaries of the Company or Guarantors and (c) the Company’s engagement of the Underwriters by the Company and the Guarantors in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and each of the Guarantors agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or any of the Guarantors on related or other matters). The Company and each of the Guarantors agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or any of the Guarantors, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company and each of the Guarantors hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the U.S. Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III to the Underwriting Agreement, (iv) any final term sheet prepared and filed pursuant to Section 5(b) hereto and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that the Underwriting Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Guarantors” shall have the meaning set forth in Schedule VI to the Underwriting Agreement.

“Investment Company Act” shall mean the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S-X” shall mean Regulation S-X under the Act.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to Rules 158, 163, 164, 172, 405, 415, 424, 430B and 433, respectively, under the Act.

“Trust Indenture Act” shall mean the U.S. Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

ANNEX A

[FORM OF UNDERWRITING AGREEMENT]

Underwriting Agreement

[DATE]

To the Representatives named in Schedule I hereto of the several Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Armstrong World Industries, Inc., a corporation organized under the laws of Pennsylvania (the “Company”), proposes to issue and sell (such sale, the “Offering”) to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the aggregate principal amount of its securities identified in Schedule I hereto (the “Notes”), to be issued under an indenture (the “Base Indenture”) dated as of [—], 20[12], as amended by a [INSERT SUPPLEMENTAL INDENTURE NUMBER] supplemental indenture dated [—], 20[12] (the “[INSERT SUPPLEMENTAL INDENTURE NUMBER] Supplemental Indenture”) among the Company, the Guarantors (as defined below) and [—], as trustee (the “Trustee”, and the Base Indenture as amended by the [INSERT SUPPLEMENTAL INDENTURE NUMBER] Supplemental Indenture the “Indenture”). [The payment of principal, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed (the “Guarantees”) on a senior unsecured basis, jointly and severally, by each of the Company’s subsidiaries named on Schedule VI hereto (the “Guarantors”). The Notes and Guarantees are collectively referred to herein as the “Securities.”]

To the extent there are no additional Underwriters listed on Schedule I hereto other than you, the term “Representatives” as used herein shall mean you, as Underwriter, and the terms “Representative” and “Underwriters” shall mean either the singular or plural as the context requires.

Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein and in the Company’s Debt Underwriting Agreement Standard Provisions filed as Exhibit 1.2 to the Company’s Form S-3 dated February 27, 2012 (the “Standard Provisions”), the Company[ and each of the Guarantors] agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company[ and the Guarantors], at the purchase price set forth in Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

Schedule III hereto contains the Free Writing Prospectuses, if any, that shall be included in the Disclosure Package and to which the parties hereto have provided their consent for use pursuant to Section 5(h) of the Standard Provisions.

Schedule IV hereto contains the final term sheet prepared for the Offering.

Schedule V hereto contains a list of the Company’s Significant Subsidiaries.

Schedule VI hereto contains a list of the Guarantors. [IF NO GUARANTORS, INDICATE ON SCHEDULE VI]

[LIST OF PROVISIONS AND DETAILS SPECIFIC TO THE OFFERING INCLUDING DETAILS WITH RESPECT TO LANGUAGE REQUIRED BY THE STANDARD PROVISIONS, INCLUDING: THE STATEMENTS REFERRED TO IN SECTION 1(F), THE CAPTIONS REFERRED TO IN SECTION 1(P), THE FIRM REFERRED TO IN SECTION 6(D), THE STATEMENTS REFERRED TO IN SECTION 8(B), THE

NOTICE INFORMATION FOR THE REPRESENTATIVES REFERRED TO IN SECTION 12 AND THE CAPTIONS REFERRED TO IN THE OPINION OF COMPANY COUNSEL]

All provisions contained in the Standard Provisions are incorporated by reference herein in their entirety, except as explicitly amended by this Underwriting Agreement (including any term defined in such Standard Provisions that is otherwise defined herein), and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein.

This agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company[, the Guarantors] and the several Underwriters.

Very truly yours,

Armstrong World Industries, Inc.

By:
Name: Title:

[[NAMES OF GUARANTORS IF ANY]

By:
Name: Title: ]

The foregoing Underwriting Agreement is

hereby confirmed and accepted

as of the date specified in

Schedule I hereto.

Representatives

By:	[Representative]

By:
Name:
Title:

For themselves and the other

several Underwriters, if any,

named in Schedule II hereto.

A-2

SCHEDULE I

Underwriting Agreement dated

Registration Statement No. 333-[—]

Representatives:

Title, Purchase Price and Description of Securities:

Title:

Principal amount:

Purchase price (include

accrued interest or amortization, if

any):

Sinking fund provisions:

Redemption provisions:

Other provisions:

Closing Date, Time and Location:             , 20 at 10:00 a.m. at [name and address of Underwriters’ counsel]

Type of Offering:

Modification of items to be covered by the letter from

KPMG LLP delivered pursuant to

Section 6(f) at the Execution Time:

Address for Notices to Representatives:

Address for Notices to Underwriters:

SCHEDULE II

Underwriters	Principal Amount of Securities to be Purchased
$

Total	$

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

[list all FWPs included in the Disclosure Package]

SCHEDULE IV

Issuer:	Armstrong World Industries, Inc.

Guarantors:	[“None” if there are no guarantors]

Security Type:	[ ]

Size:	US$[ ]

Maturity:	[ ]

Coupon:	[ ]% per annum, accruing from [

Price to Public:	[ ]% of face amount

Yield to maturity:	[ ]%

Spread to Benchmark Treasury:	[ ]

Benchmark Treasury:	[ ]

Benchmark Treasury Price and Yield:	[ ]

Interest Payment Dates:	[ ] and [ ], commencing [ ]

Redemption:	[ ]

Trade Date:	[ ]

Settlement Date:	[ ]

Ratings:	[ ]

Underwriters:	[ ]

SCHEDULE V

List of Significant Subsidiaries

[list all Significant Subsidiaries]

SCHEDULE VI

List of Guarantors

[list all Guarantors; “None” if there are none]

ANNEX B

[Insert form of opinion for outside counsel of the Company and the Guarantors]

[DATE]

[Names of managing underwriters]

as Representatives of the several Underwriters named in

Schedule II to the Underwriting Agreement referred to below

[c/o][name of lead manager]

[address of lead manager]

Ladies and Gentlemen:

ANNEX B

[Insert form of 10b-5 statement of outside counsel for the Company and the Guarantors]

[DATE]

[Names of managing underwriters]

as Representatives of the several Underwriters named in

Schedule II to the Underwriting Agreement referred to below

[c/o][name of lead manager]

[address of lead manager]

Ladies and Gentlemen:

ANNEX C

[Insert form of opinion of Pennsylvania counsel for the Company and the Guarantors]

[DATE]

[Names of managing underwriters]

as Representatives of the several Underwriters named in

Schedule II to the Underwriting Agreement referred to below

[c/o][name of lead manager]

[address of lead manager]

Ladies and Gentlemen:

ANNEX D

[Insert form of opinion of Company counsel]

[DATE]

[Names of managing underwriters]

as Representatives of the several Underwriters named in

Schedule II to the Underwriting Agreement referred to below

[c/o][name of lead manager]

[address of lead manager]

Ladies and Gentlemen: